125 West 55th Street
                             New York, NY 10019-5389
                                 (212) 424-8000

                            Facsimile: (212) 424-8500












                                             January 12, 2004


Trump Hotels & Casino Resorts, Inc.
1000 Boardwalk
Atlantic City, NJ 08401

Ladies and Gentlemen:

          We have acted as counsel to Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of a total of 4,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company that may be issued pursuant to the exercise of stock options or stock awards granted or to be granted under the Trump Hotels & Casino Resorts, Inc. 1995 Stock Incentive Plan, as amended (the "Plan").

          In connection with the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and By-laws of the Company and the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock issuable upon the exercise of stock options or stock awards granted under the Plan have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          The opinions set forth above are limited to the General Corporation law of the State of Delaware and the other provisions of Delaware law relating to corporations and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Reoffer Prospectus included in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                          Very truly yours,



                                          /s/ LeBoeuf, Lamb, Greene & MacRae LLP